INTERGRAPH CORPORATION AND SUBSIDIARIES

            EXHIBIT 21 ---- SUBSIDIARIES OF REGISTRANT


                                            State or Other      Percentage of
                                            Jurisdiction of   Voting Securities
Name                                         Incorporation     Owned by Parent
------------------------------------------  ---------------   -----------------

InterCAP Graphics Systems, Inc.             Delaware                100
Intergraph European Manufacturing, L.L.C.   Delaware                100
Intergraph (Italia), L.L.C.                 Delaware                100
Intergraph (Middle East), L.L.C.            Delaware                100
International Public Safety                 Delaware                100
VeriBest, Inc.                              Delaware                100
Intergraph Benelux B.V.                     The Netherlands         100
Intergraph CAD/CAM (Danmark) A/S            Denmark                 100
Intergraph CR s.r.o.                        Czech Republic          100
Intergraph (Deutschland) GmbH               Germany                 100
Intergraph Espana, S.A.                     Spain                   100
Intergraph Europe (POLSKA) s.p.z.o.o.       Poland                  100
Intergraph Finland Oy                       Finland                 100
Intergraph (France) SA                      France                  100
Intergraph GmbH (Osterreich)                Austria                 100
Intergraph Hungary, Ltd.                    Hungary                 100
Intergraph Ireland, Ltd.                    Ireland                 100
Intergraph Norge A/S                        Norway                  100
Intergraph (Portugal) Sistemas
 de Computacao Grafica, S.A.                Portugal                100
Intergraph SR s.r.o.                        Slovac Republic         100
Intergraph (Sverige) AB                     Sweden                  100
Intergraph (Switzerland) A.G.               Switzerland             100
Intergraph (UK), Ltd.                       United Kingdom          100
VeriBest GmbH                               Germany                 100
VeriBest International, Ltd.                United Kingdom          100
VeriBest S.A.                               France                  100
Intergraph Asia Pacific Limited             Hong Kong               100
Intergraph BEST (Vic) Pty. Ltd.             Australia               100
Intergraph Computer (Shenzhen) Co. Ltd.     China                   100
Intergraph Corporation (N.Z.) Limited       New Zealand             100
Intergraph Corporation Pty. Ltd.            Australia               100
Intergraph Corporation Taiwan               Taiwan, R.O.C.          100
Intergraph Hong Kong Limited                Hong Kong               100
Intergraph Japan K.K.                       Japan                   100
Intergraph Korea, Ltd.                      Korea                   100
Intergraph Systems Singapore Pte Ltd.       Singapore               100
VeriBest K.K.                               Japan                   100
Computer Services Industry & Trade, A.S.    Turkey                   97
Intergraph Canada, Ltd.                     Canada                  100
Intergraph de Mexico, S.A. de C.V.          Mexico                  100
Intergraph Electronics Ltd.                 Israel                  100
Intergraph Servicios de Venezuela C.A.      Venezuela               100
Intergraph Saudi Arabia Ltd.                Saudi Arabia             75